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As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Estée Lauder Companies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	11-2408943 (I.R.S. Employer Identification Number)

767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Sara E. Moss, Esq.
Executive Vice President and
General Counsel
The Estée Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)

(1)
Because an unspecified amount of debt securities registered hereby may from time to time be offered and sold, the registrant has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

THE ESTÉE LAUDER COMPANIES INC.

DEBT SECURITIES

        We may from time to time offer to sell our debt securities. The debt securities may consist of debentures, notes or other types of debt.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide a specific plan of distribution and the specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Investing in the debt securities involves risks. See "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2014, which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement, and any free writing prospectus we may file with the SEC, together with any additional information you may need, to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. You should not assume the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. We have not authorized anyone else to provide you with other information.

        Unless otherwise indicated, references to "we," "us," "our," "the company" and "our company" are to The Estée Lauder Companies Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our filings with the SEC are also available in the "Investor Relations" section of our website on the Internet at www.elcompanies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website listed above.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

  •
  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2014, December 31, 2014 and March 31, 2015;

  •
  Our Current Reports on Form 8-K filed on July 17, 2014, August 15, 2014 (only Item 8.01), November 4, 2014 (only Item 8.01), November 18, 2014, February 5, 2015 (only Item 8.01) and May 5, 2015 (only Item 8.01), respectively; and

  •
  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations Department, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York, 10153, Telephone No. 1-800-308-2334.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        We and our representatives from time to time make written or oral forward-looking statements, including statements contained in this prospectus and the documents we incorporate by reference in this prospectus and other filings with the SEC, in our press releases and in our reports to stockholders. The words and phrases "will likely result," "expect," "believe," "planned," "may," "should," "could," "anticipate," "estimate," "project," "intend," "forecast" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, our expectations regarding sales, earnings or other future financial performance and liquidity, product introductions, entry into new geographic regions, information systems initiatives, new methods of sale, our long-term strategy, restructuring and other charges and resulting cost savings, and future operations or operating results. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, actual results may differ materially from our expectations. Factors that could cause actual results to differ from expectations include, without limitation:

          (1)   increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than we do;

          (2)   our ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in our business;

          (3)   consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell our products, an increase in the ownership concentration within the retail industry, ownership of retailers by our competitors or ownership of competitors by our customers that are retailers and our inability to collect receivables;

          (4)   destocking and tighter working capital management by retailers;

          (5)   the success, or changes in timing or scope, of new product launches and the success, or changes in the timing or the scope, of advertising, sampling and merchandising programs;

          (6)   shifts in the preferences of consumers as to where and how they shop for the types of products and services we sell;

          (7)   social, political and economic risks to our foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

          (8)   changes in the laws, regulations and policies (including the interpretations and enforcement thereof) that affect, or will affect, our business, including those relating to our products or distribution networks, changes in accounting standards, tax laws and regulations, environmental or climate change laws, regulations or accords, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result;

          (9)   foreign currency fluctuations affecting our results of operations and the value of our foreign assets, the relative prices at which we and our foreign competitors sell products in the same markets and our operating and manufacturing costs outside of the United States;

          (10) changes in global or local conditions, including those due to the volatility in the global credit and equity markets, natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase our products while traveling, the financial strength of our customers, suppliers or other contract counterparties, our operations, the cost and availability of capital which we may need for new equipment, facilities or acquisitions, the returns that we are able to generate on our pension assets and the resulting impact on funding obligations, the cost and availability of raw materials and the assumptions underlying our critical accounting estimates;

          (11) shipment delays, commodity pricing, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of our supply of a particular type of product (i.e., focus factories) or at our distribution or inventory centers, including disruptions that may be caused by the implementation of SAP as part of our Strategic Modernization Initiative, other information technology initiatives or by restructurings;

          (12) real estate rates and availability, which may affect our ability to increase or maintain the number of retail locations at which we sell our products and the costs associated with our other facilities;

          (13) changes in product mix to products which are less profitable;

          (14) our ability to acquire, develop or implement new information and distribution technologies and initiatives on a timely basis and within our cost estimates and our ability to maintain continuous operations of such systems and the security of data and other information that may be stored in such systems or other systems or media;

          (15) our ability to capitalize on opportunities for improved efficiency, such as publicly-announced strategies and restructuring and cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;

          (16) consequences attributable to local or international conflicts around the world, as well as from any terrorist action, retaliation and the threat of further action or retaliation;

          (17) the timing and impact of acquisitions, investments and divestitures; and

          (18) additional factors as described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

        Forward-looking statements involve risks, uncertainties and assumptions. We therefore caution you against relying on any forward-looking statements. We assume no responsibility to update forward-looking statements made herein or otherwise.

 THE COMPANY

        The Estée Lauder Companies Inc., founded in 1946 by Estée and Joseph Lauder, is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. Our products are sold in over 150 countries and territories under a number of well-known brand names including: Estée Lauder, Aramis, Clinique, Origins, M•A•C, Bobbi Brown, La Mer and Aveda. We are also the global licensee for fragrances and/or cosmetics sold under various designer brand names, including Tommy Hilfiger, Donna Karan, Michael Kors and Tom Ford. Each brand is distinctly positioned within the market for cosmetics and other beauty products.

        We are a pioneer in the cosmetics industry and believe we are a leader in the industry due to the global recognition of our brand names, our leadership in product innovation, our strong position in key geographic markets and the consistently high quality of our products and "High-Touch" services. We sell our prestige products principally through limited distribution channels to complement the images associated with our brands. These channels consist primarily of upscale department stores, specialty multi-brand retailers, upscale perfumeries and pharmacies and prestige salons and spas. In addition, our products are sold in freestanding stores, our own and authorized retailer websites, stores on cruise ships, in-flight and duty free shops, and certain fragrances are sold in self-select outlets. We believe that our strategy of pursuing selective distribution strengthens our relationships with retailers, enables our brands to be among the best selling product lines at the stores and heightens the aspirational quality of our brands.

        We have been controlled by the Lauder family since the founding of our company. Members of the Lauder family, some of whom are directors, executive officers and/or employees, beneficially own, directly or indirectly, as of March 31, 2015, shares of Class A Common Stock and Class B Common Stock having approximately 86.6% of the outstanding voting power of the Common Stock.

        Our principal executive offices are located at 767 Fifth Avenue, New York, New York 10153. Our telephone number is (212) 572-4200.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for our general corporate purposes, which may include repayment of indebtedness, acquisitions, working capital, capital expenditures and repurchases of our Class A Common Stock. Pending any specific application, we may initially invest funds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

		Year Ended June 30,
	Nine Months Ended March 31, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	14.27x	16.13x	12.30x	11.13x	9.81x	5.69x

        The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes attributable to The Estée Lauder Companies Inc. plus fixed charges less noncontrolling interests by the fixed charges. This ratio includes the earnings and fixed charges of The Estée Lauder Companies Inc. and its consolidated subsidiaries. Fixed charges consist of interest and related amortization of premiums, discounts and capitalized expenses related to indebtedness and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

DESCRIPTION OF SECURITIES

        We may offer the debt securities from time to time as senior debt or subordinated debt. The debt securities will be issued under the indenture dated as of November 5, 1999 between us and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). The terms of the indenture are also governed by certain provisions of the Trust Indenture Act of 1939.

        The debt securities may be issued from time to time in one or more series. The particular terms of each series which is offered by a prospectus supplement will be described in the related prospectus supplement. In September 2003, we issued $200,000,000 aggregate principal amount of our 5.75% Senior Notes due 2033 under the indenture. In April 2007, we issued $300,000,000 aggregate principal amount of our 5.55% Senior Notes due 2017 and $300,000,000 aggregate principal amount of our 6% Senior Notes due 2037 under the indenture. In July 2012, we issued $250,000,000 aggregate principal amount of our 2.350% Senior Notes due 2022 and $250,000,000 aggregate principal amount of our 3.700% Senior Notes due 2042.

        We have summarized the material terms of the indenture below. The indenture has been incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information." You should read the indenture for provisions that may be important to you. Whenever we refer in this prospectus or in the related prospectus supplement to particular sections or defined terms contained in the indenture, those sections or defined terms are incorporated by reference in this prospectus or the related prospectus supplement, as applicable.

General

        The indenture provides that debt securities in separate series may be issued by us from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The debt securities will be unsecured obligations of our company.

        A prospectus supplement will set forth the following terms of, and information relating to, the debt securities:

  (1)
  the title of the debt securities;

  (2)
  whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination terms relating to those securities;

  (3)
  whether any of our subsidiaries will provide guarantees of the debt securities;

  (4)
  the aggregate principal amount of the debt securities (or principal amount at maturity);

  (5)
  the dates on which the principal amount of the debt securities will be payable;

  (6)
  the interest rate, if any, which the debt securities will bear and the interest payment dates for the debt securities (or the date on which the debt securities accrete interest);

  (7)
  the places where payments on the debt securities will be payable;

  (8)
  any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

  (9)
  any provisions that would obligate us to deposit money in an account for the benefit of the holders of the debt securities for payments of principal and interest on the debt securities or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  (10)
  the portion of the principal amount, if less than all, of the debt securities which will be payable upon declaration of acceleration of the maturity of the debt securities;

  (11)
  whether the debt securities are defeasible;

  (12)
  any addition to or change in the events of default;

  (13)
  the date or dates on which the debt securities may be converted or exchanged at the option of the holder into other securities of our company;

  (14)
  any addition to or change in the covenants in the indenture applicable to any of the debt securities; and

  (15)
  any other material terms of the debt securities not inconsistent with the provisions of the indenture.

        If a series of debt securities is denominated in a currency or currency unit other than U.S. dollars, the prospectus supplement will specify the denomination in which the debt securities will be issued and the coin or currency in which the principal and any premium or interest on those debt securities will be payable. In addition, special U.S. federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

        The debt securities may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement.

Form, Exchange and Transfer

        The debt securities of each series may be issued in fully registered or bearer form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000.

        Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be presented for exchange or for registration of transfer, endorsed or with the form of transfer endorsed on the securities executed, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with that transfer or exchange. The security registrar or transfer agent will make the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. The security registrar and/or transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. We will always be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we decide to partially redeem the debt securities of any series (or of any series and specified terms), we will not be required to issue, register the transfer of or exchange those debt securities being redeemed during a period beginning at the opening of business 15 days before the day of selection for redemption of debt securities of that series and ending at the close of business on the day we mail the notice of redemption with respect to those debt securities selected for redemption.

        We will describe any material U.S. federal income tax consequences specifically applicable to any debt securities and/or their plan of distribution in the prospectus supplement relating to those debt securities.

Merger, Consolidation and Sale of Assets

        The indenture provides that we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to any Person (as defined in the indenture), unless:

  (1)
  the successor Person, if any, is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States and assumes our obligations on the debt securities and under the indenture;

  (2)
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  (3)
  certain other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

        These provisions apply only to a merger or consolidation in which we are not the surviving corporation and to sales, conveyances, leases and transfers by us as transferor or lessor.

        If we consolidate with or merge into any other Person or we sell, convey, transfer or lease our properties and assets substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by the consolidation or merger or to which the sale, conveyance, transfer or lease is made will be substituted for us under the indenture with the same effect as if the successor Person had originally executed the indenture. In the event of any conveyance or transfer other than in the case of a lease, we will be discharged of all of our obligations and covenants under the indenture and the debt securities.

        An assumption of our obligations on the debt securities and under the indenture by any successor Person might be deemed for U.S. federal income tax purposes to cause an exchange of the debt securities for new debt securities by the beneficial owners thereof, resulting in recognition of gain or possible loss for such purposes and possibly other adverse tax consequences to the beneficial owners. You should consult your tax advisors regarding the tax consequences of such an assumption.

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

  (1)
  failure to pay any interest on any debt securities of that series when due for a continuous period of 60 days, whether or not, in the case of subordinated debt securities, the payment is prohibited by the subordination provisions of the indenture;

  (2)
  failure to pay principal of, or any premium on, any debt security of that series when due, whether or not, in the case of subordinated debt securities, the payment is prohibited by the subordination provisions of the indenture;

  (3)
  failure to perform any of our covenants, or a breach of any of our warranties, in the indenture, other than a covenant included in the indenture solely for the benefit of a series other than that series, for a continuous period of 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

  (4)
  certain events of bankruptcy, insolvency or reorganization affecting us; and

  (5)
  any other event of default provided with respect to debt securities of that series.

        If an event of default described in clauses (1) through (3) or (5) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series to be due and payable immediately. If the debt security is an original issue discount debt security or the principal amount of the debt security is not then determinable, that portion of the principal amount of the debt security, or other amount instead of the principal amount, as may be specified in the terms of the debt security will become due and payable immediately.

        If an event of default described in clause (4) above with respect to the debt securities of any series at the time outstanding shall occur and be continuing, the principal amount of, and any interest accrued on, all the debt securities of that series, or, in the case of any original issue discount security or other debt security, the specified amount, will automatically, and without any action by the Trustee or any holder, become immediately due and payable.

        After any acceleration, but before a judgment or decree based on that acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal or interest, or other specified amount, have been cured or waived as provided in the indenture.

        Subject to the sections of the indenture relating to the duties of the Trustee, if an event of default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders shall have offered to the Trustee reasonable indemnity. Subject to the provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy provided by the indenture, unless:

  (1)
  the holder has previously given to the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity, to the Trustee to institute the proceeding as trustee; and

  (3)
  the Trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, within 60 days after that notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on a debt security on or after the applicable due date specified in the debt security.

        Within 90 days after any default with respect to debt securities of any series, the Trustee will transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of those defaults known to the Trustee, unless a default shall have been cured or waived. In the case of a default in the payment of the principal of, or any premium on, or interest on any debt securities of that series, or in the payment of any installment into a separate account established for the payment of principal and interest on debt securities of any series with respect to debt securities of that series, the

Trustee will be protected in withholding this notice if and so long as the Trustee in good faith determines that the withholding of the notice is in the interest of the holders of debt securities of the applicable series.

        We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of our compliance with all of the conditions and covenants under the indenture.

Modification and Waiver

        The indenture, as supplemented for a series of debt securities, will provide that modifications and amendments may be made by us and the Trustee with the consent of the holders of a majority in principal amount of outstanding debt securities of all series affected by the modification or amendment, voting as a single class, whether or not consented to by any holder of the notes offered hereby. However, we may not make any of the following modifications or amendments to the indenture without the consent of the holder of each outstanding debt security affected by the modification or amendment:

  (1)
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  (2)
  reduce the principal amount of, or any premium or interest on, any debt security;

  (3)
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of that security;

  (4)
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  (5)
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  (6)
  in the case of subordinated debt securities, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

  (7)
  except as provided in the indenture, release the subsidiary guarantee of a subsidiary guarantor;

  (8)
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

  (9)
  reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  (10)
  modify those provisions with respect to modification and waiver.

        Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

        In addition, the holders of a majority in principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the indenture and may waive certain past defaults under the indenture. Those holders may not waive a default in the payment of principal, premium or interest on the debt securities and may not waive our compliance with certain covenants and provisions of the indenture without the consent of the holder of each outstanding debt security of any series affected.

Legal Defeasance or Covenant Defeasance

        The indenture provides that we may elect, at any time, to terminate all of our obligations under the debt securities of a particular series and the indenture, except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a registrar and paying agent in respect of the debt securities of that series. We refer to this as "legal defeasance." We may also elect, at any time, to terminate our obligations under certain material covenants with respect to a particular series of debt securities. We refer to this as "covenant defeasance."

        In order to exercise our defeasance options with respect to debt securities of any series, we must irrevocably deposit in trust for the benefit of the holders of those debt securities money or certain U.S. government obligations, or both, for the payment of principal of, premium, if any, and interest on those debt securities of that series to maturity or redemption. We must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that the holders and beneficial owners of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred. In the case of a legal defeasance, the opinion must refer to and be based on (a) our receipt from, or the publication by, the U.S. Internal Revenue Service of a ruling, or (b) a change in the applicable U.S. federal income tax law since the date of the indenture.

Satisfaction and Discharge

        The indenture provides that we may request the Trustee to execute proper instruments acknowledging satisfaction and discharge of the indenture with respect to any series of debt securities when:

  (1)
  either:

  (A)
  all previously authenticated and delivered debt securities of the series to be discharged have been delivered to the Trustee for cancellation, other than the following debt securities:

  (a)
  securities in bearer form surrendered for exchange for "registered securities" and maturing after the exchange, whose surrender is not required or has been waived, as provided in the indenture,

  (b)
  debt securities which have been destroyed, lost or stolen and which have been replaced or paid, as provided in the indenture,

  (c)
  coupons appertaining to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, as provided in the indenture, and

  (d)
  debt securities for whose payment money has been deposited in trust with the Trustee or any paying agent or segregated and held in trust by us but was returned to us prior to cancellation, as provided in the indenture;

      or

    (B)
    all debt securities of the series to be discharged:

    (a)
    have become due and payable,

    (b)
    will become due and payable at their stated maturity within one year, or

      (c)
      if redeemable at our option, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense, and we, in the case of (B)(a), (b) or (c) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency in which the debt securities of the series to be discharged are payable or in U.S. government obligations, sufficient to pay and discharge the entire indebtedness on any debt securities still outstanding, for principal, any premium, and interest to the date of the deposit, in the case of debt securities which have become due and payable, or to the stated maturity or redemption date; and

  (2)
  we have paid or caused to be paid all other sums payable by us under the indenture; and

  (3)
  we have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to the series to be discharged have been satisfied.

Governing Law

        The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the indenture and shall, to the extent applicable, be governed by those provisions.

LEGAL MATTERS

        The validity of the debt securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of The Estée Lauder Companies Inc. and subsidiaries as of June 30, 2014 and 2013, and for each of the years in the three-year period ended June 30, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of The Estée Lauder Companies Inc. (the "registrant") in connection with the offering described in this Registration Statement (all of which will be borne by the registrant). All amounts shown are estimated.

SEC registration fee	*
Printing expenses	+
Legal fees and expenses	+
Audit fees and expenses	+
Miscellaneous expenses	+
Trustee fees and expenses	+

Total	+

*
Deferred in accordance with Rules 456(b) and 457(r).

+
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

        Our Restated Certificate of Incorporation, as amended, provides that no director or officer will be liable to the corporation or its stockholder for any breach of fiduciary duty, except as limited under Delaware General Corporation Law. Our Amended and Restated By-Laws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

        Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities and against which we may not indemnify them.

Item 16.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1
Indenture, dated as of November 5, 1999, between The Estée Lauder Companies Inc. and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., relating to the Debt Securities (filed as Exhibit 4 to Amendment No. 1 to our Registration Statement on Form S-3 (No. 333-85947) on November 5, 1999 and incorporated herein by reference).
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
25.1	Statement of Eligibility of Trustee.

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2015.

THE ESTÉE LAUDER COMPANIES INC.
By:	/s/ TRACEY T. TRAVIS
	Name:	Tracey T. Travis
	Title:	Executive Vice President and Chief Financial Officer

        Each person whose name appears below hereby constitutes William P. Lauder, Fabrizio Freda, Tracey T. Travis, Sara E. Moss and Spencer G. Smul such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 21, 2015.

Signature	Title

/s/ FABRIZIO FREDA Fabrizio Freda	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM P. LAUDER William P. Lauder	Executive Chairman and Director
/s/ TRACEY T. TRAVIS Tracey T. Travis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ CHARLENE BARSHEFSKY Charlene Barshefsky	Director
/s/ ROSE MARIE BRAVO Rose Marie Bravo	Director
/s/ WEI SUN CHRISTIANSON Wei Sun Christianson	Director

Signature	Title

/s/ PAUL J. FRIBOURG Paul J. Fribourg	Director
/s/ MELLODY HOBSON Mellody Hobson	Director
/s/ IRVINE O. HOCKADAY, JR. Irvine O. Hockaday, Jr.	Director
/s/ AERIN LAUDER Aerin Lauder	Director
/s/ JANE LAUDER Jane Lauder	Director
/s/ LEONARD A. LAUDER Leonard A. Lauder	Director
/s/ RICHARD D. PARSONS Richard D. Parsons	Director
/s/ LYNN FORESTER DE ROTHSCHILD Lynn Forester de Rothschild	Director
/s/ BARRY S. STERNLICHT Barry S. Sternlicht	Director
/s/ RICHARD F. ZANNINO Richard F. Zannino	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1
Indenture, dated as of November 5, 1999, between The Estée Lauder Companies Inc. and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., relating to the Debt Securities (filed as Exhibit 4 to Amendment No. 1 to our Registration Statement on Form S-3 (No. 333-85947) on November 5, 1999 and incorporated herein by reference).
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
25.1	Statement of Eligibility of Trustee.

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.